Exhibit 23.1

CONSENT OF HASKELL & WHITE LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration No. 333-154666) of PepperBall Technologies, Inc., a Colorado corporation (the “Company”) of our report dated July 28, 2008 relating to our audits of the consolidated financial statements of PepperBall Technologies, Inc., a Delaware corporation for the years ended December 31, 2007 and 2006, which appears in the Current Report on Form 8-K/A of the Company dated October 23, 2008.

/s/ HASKELL & WHITE LLP

Irvine, California
October 22, 2008